                                                                    EXHIBIT 99.3

       FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT IN CONNECTION WITH THE AMERICAN INTERNET CORPORATION THIRD AMENDED 1996 STOCK OPTION PLAN

                          AMERICAN INTERNET CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

           American Internet Corporation, a Delaware corporation (the "Company"), hereby grants as of the <<Grant Day>> day of <<Month Year>> to
<<Full-Name>> (the "Optionee"), an option to purchase a maximum of <<Shares
Granted>> shares (the "Option Shares") of its Common Stock, $.0001 par value ("Common Stock"), at the price of <<Option Price>> per share, on the following terms and conditions:

        1. GRANT UNDER AMERICAN INTERNET CORPORATION 1996 STOCK PLAN. This option is granted pursuant to and is governed by the Company's 1996 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

        2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option as defined in Section 422 of the Code). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

        3. VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company") on the following dates, the Optionee may exercise this option for the percentage of shares of Common Stock subject to this option set opposite the applicable date:

                  Less than one year from                               -
                  the date hereof

                  One year from the date hereof                         -

                  At the end of each three month                        -
                  period thereafter until 48 months
                  from the date hereof

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company or any Related Corporation, may be exercised up to and including the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company and all Related Corporations or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

        4. TERMINATION OF BUSINESS RELATIONSHIP.

           (a) TERMINATION OTHER THAN FOR CAUSE: If the Optionee's Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate after the passage of three months from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

           (b) TERMINATION FOR CAUSE: If the Optionee's Business Relationship with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

           (c) DEFINITION OF CAUSE: "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of the Optionee's Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud;
(iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or
(vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

        5. DEATH; DISABILITY; DISSOLUTION.

           (a) DEATH: If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 365 days after the date of death, but not later than the scheduled expiration date.

           (b) DISABILITY: If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship with the Company was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

           (c) EFFECT OF TERMINATION: At the expiration of such 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

           (d) DISSOLUTION: If the Optionee is a corporation, partnership, trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

        6. PARTIAL EXERCISE. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

        7. PAYMENT OF PRICE.

           (a) FORM OF PAYMENT: The option price shall be paid in the following manner:

               (i)   in cash or by check;

               (ii) subject to paragraph 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

               (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

               (iv)  by any combination of the foregoing.

           (b) LIMITATIONS ON PAYMENT BY DELIVERY OF COMMON STOCK: If the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

           (c) PERMITTED PAYMENT BY RECOURSE NOTE: In addition, if this paragraph is initialed below by the person signing this Agreement on behalf of the Company, the option price may be paid by delivery of the Optionee's three-year personal recourse promissory note bearing interest payable not less often than annually at the applicable Federal rate, as defined in Section 1274(d) of the Code.

                                                                ----------
                                                                (initials)

        8. STOCK RESTRICTION AGREEMENT. As a condition to the exercise of all or any part of this option, the Employee, the Company and certain other parties shall enter into a Stock Restriction Agreement in the Form attached hereto as
Exhibit 1, (the "Stock Restriction Agreement"), which imposes certain obligations on the Employee, including restrictions on the Employee's ability to transfer Option Shares.

        9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at its principal executive office or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by (i) payment of the full purchase price of such shares (as provided in Section 7 hereof) and (ii) in the case of the first exercise of an option by the Employee, a counterpart of the Stock Restriction Agreement, signed by the person or persons so exercising this option. The Company shall deliver a certificate or certificates representing the shares issued upon such exercise as soon as practicable after the notice and Stock Restriction Agreement shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

        10. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee can exercise this option.

        11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

        12. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

        13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to the Option Shares until such time as the Optionee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the number of


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

shares for which this option is to be so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

        14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

        15. WITHHOLDING TAXES. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

        16. PROVISION OF DOCUMENTATION TO OPTIONEE. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

        17. MISCELLANEOUS.

            (a) NOTICES: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

            (b) ENTIRE AGREEMENT; MODIFICATION: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by all parties hereto

            (c) SEVERABILITY: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.


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

            (e) GOVERNING LAW: This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

            (f) SPECIFIC PERFORMANCE: The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

            (g) WAIVERS, OTHER: Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived and in the event the rights of the Investors are being waived, with the consent of the holders of a majority in interest of the Converted Shares. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.


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

            IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date first above written.

                                      AMERICAN INTERNET CORPORATION
                                      Four Preston Court
---------------------------------     Bedford, MA 01730
Optionee

                                      By:
---------------------------------        ---------------------------------------
Print Name of Optionee


---------------------------------     ------------------------------------------
Street Address                        Title



City        State       Zip Code
---------------------------------


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
                                                                       Exhibit 1

                           STOCK RESTRICTION AGREEMENT


            Agreement made this <<Grant - Day>> day of <<Month-Year>>, by and among American Internet Corporation, a Delaware corporation (the "Company"),
<<Full Name>> (the "Employee") and the persons and entities listed on Schedule I attached hereto (each, an "Investor" and collectively, the "Investors").

            WHEREAS, the Employee owns or has the right to acquire shares of Common Stock, $.0001 par value per share (the "Common Stock") of the Company;

            WHEREAS, as of the date hereof the Investors collectively own a majority of the issued and outstanding shares of Series A Convertible Preferred Stock, $.01 par value per share, of the Company, Series B Convertible Preferred Stock, $.01 par value per share, of the Company and Series C Convertible Preferred Stock, $.01 par value per share, of the Company (collectively, the "Preferred Shares"); and

            WHEREAS, in connection with the issuance and sale of the Series C Convertible Preferred Stock of the Company to the Investors pursuant to that certain Series C Convertible Preferred Stock Purchase Agreement dated as of July 14, 1997 (the "Purchase Agreement"), the Company agreed to require each employee acquiring Common Stock to enter into this Agreement as a condition to such acquisition.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Employee and the Investors agree as follows:

        1. Definitions. The shares of Common Stock issued or issuable upon conversion of any Preferred Shares shall be referred to as the "Converted Shares". "Shares" shall mean and include all shares of Preferred Stock and Common Stock of the Company owned by the Employee or an Investor, as the case may be, whether presently held or hereafter acquired.

        2. Prohibited Transfers. The Employee shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares, except in compliance with this Agreement. Notwithstanding the foregoing, the Employee may transfer all or any of his Shares (a) by way of gift to any member of his family or to any trust for the benefit of any such family member of such Employee, provided that any such transferee shall agree in writing with the Company, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Employee, or (b) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Employee (any such transfer, a "Permitted Transfer"). As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

        3. Right of Refusal on Dispositions. Except for Permitted Transfers in accordance with Section 2 above, if at any time the Employee wishes to sell, assign, transfer or otherwise dispose of any Shares owned by him pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer to sell such Shares (the "Offered Shares") to the Company and each of the Investors in accordance with the notice provisions below on terms and conditions, including price, not less favorable than those on which it proposes to sell such Shares to such third party (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of forty-five (45) days (the "Offering Period"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Offered Shares proposed to be sold or transferred, the agreed terms of the sale or transfer and any other material facts relating to the sale or transfer. Under any such Offer, the Company shall have a priority right to purchase all of the Offered Shares. Within fifteen (I 5) days of the effective date of the Offer, the Company shall notify the Employee and the Investors of its acceptance or rejection of the Offer. If the Company rejects the Offer or does not act on the Offer within the 15-day period, the Investors shall have the right to purchase all, but not less than all of the Offered Shares.

            Notice of the Company's intention to accept an Offer made hereunder shall be evidenced by a writing signed by the Company and delivered to the Employee prior to the end of such 15-day period.

            Each Investor shall have an option, to purchase, on a pro rata basis according to the number of Converted Shares owned by such Investor, the Offered Shares for the consideration per share and on the terms and conditions set forth in the Offer. Such option shall be exercised by delivery of written notice to the Secretary of the Company prior to the termination of the Offering Period. Each Investor may within the same period, notify the Secretary of the Company of its desire to participate in the sale of its Shares pursuant to Section 4 below on the terms set forth in the Offer, and the number of Shares it wishes to sell.

            In the event options to purchase have been exercised by the Investors with respect to some but not all of the Offered Shares, those Investors who have exercised their options within the Offering Period shall have an additional option, for a period of five days next succeeding the expiration of the Offering Period (the "Additional Period"), to purchase all or any part of the balance of such Offered Shares on the terms and conditions set forth in the Offer, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Investors that choose to exercise the last-mentioned option for a total number of Offered Shares in excess of the number available, the Offered Shares available for each such Investor's option shall be allocated to such Investor pro rata based on the number of Converted Shares owned by the Investors so electing.

            If the options to purchase the Offered Shares are exercised in full by the Investors, the Secretary of the Company shall immediately notify all of the exercising Investors of that fact. The closing of the purchase of the Offered Shares shall take place at the offices of the Company no later than ten days after the date of such notice to the Investors.

            In the event that neither the Company nor the Investors purchase the Offered Shares offered by the Employee pursuant to the Offer, then, subject to
Section 4 hereof, all, but not less than all such Shares may be sold by the Employee at any time within sixty (60) days after the expiration of the Offering Period. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 60-day period shall continue to be subject to the requirements of this Section. In the event that Shares are sold to any purchaser pursuant to this Section 3, said Shares shall be entitled to the benefits conferred by, and subject to the restrictions imposed by, this Agreement and the purchaser of said Shares shall agree in writing to abide by the provisions of this Agreement.

        4. Right of Participation in Sales by the Employee. If at any time the Employee wishes to sell, or otherwise dispose of any Shares owned by him to any person (the "Purchaser") pursuant to the terms of a bona fide offer and the Company and the Investors have not purchased all such Shares under Section 3 hereof, then each Investor shall be entitled to sell Converted Shares in the transaction to the Purchaser (a "Participating Investor") pursuant to this Section. The Secretary of the Company shall promptly, on expiration of the Offering Period and the Additional Period, if any, notify the Employee of the aggregate number of Converted Shares the Participating Investors wish to sell. The Employee shall use his best efforts to interest the Purchaser in purchasing, in addition to the Offered Shares, the Converted Shares the Participating Investors wish to sell. If the Offeror does not wish to purchase all of the shares made available by the Employee and the Participating Investors, then each Participating Investor and the Employee shall be entitled to sell, at the price and on the terms and conditions set forth in the Offer, a portion of the shares being sold to the Purchaser, in the same proportion as such Employee's ownership of Shares or Participating Investor's ownership of Converted Shares, as the case may be, bears to the total number of Shares owned by the Employee plus the Converted Shares owned by the Participating Investors. The sale to the Purchaser shall be consummated not later than 60 days after the expiration of the Offering Period.

        5. Lock-Up Agreement. The Employee hereby agrees not to sell, make any short sale of, loan, grant an option for the purchase of, or otherwise dispose of any Common Stock now owned or hereafter acquired by him for one hundred and eighty (180) days after the effective date of a public offering of the Company's securities without the prior written consent of the Company or the principal underwriter managing any such offering and, that, if requested by the Company or such underwriter, he shall enter into an agreement not to sell, make any short sale of, loan, grant an option for the purchase of or otherwise dispose of any Common Stock now owned or hereafter acquired by him for one hundred and eighty
(180) days, without the prior written consent of the Company or such underwriter, as the case may be.

        6. Termination. This Agreement, and the respective rights and obligations of the parties hereto shall terminate upon the earliest to occur of the following: (i) the completion of the Company's Qualified Public Offering (as defined in the Purchase Agreement) or (ii) the Investors holding no Converted Shares or Preferred Shares.

        7. Notices. Any notice or communication hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes three days after being sent by first class mail, postage and charges prepaid, hand delivery, or Federal Express or similar courier service (or by facsimile transmission), to the following addresses: if to the Company, at American Internet Corporation, 4 Preston Court, Bedford, MA 01730, Facsimile Number:
(617) 275-4930, attention President, or at any other address or facsimile number designated by the Company to the Employee and the Investor in writing; if to the Employee, ________________, Facsimile Number: _____________, or at any other address or facsimile


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

number designated by the Employee to the Company and the Investor in writing; if to an Investor at the address set forth on Schedule I hereto, or at any other address or facsimile number designated by such Investor to the Company and the Employee in writing; and if to an assignee of an Investor, to its address or facsimile number as designated to the Company and the Employee in writing. Any notice given by facsimile pursuant to this Section shall be followed by written notice delivered by Federal Express or similar courier service.

        8. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

        9. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company to continue the Employee's employment with the Company.

        10. Legend. Any certificates representing shares of capital stock subject to this Agreement shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

        11. Waivers and Further Agreements. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived and in the event the rights of the Investor are being waived, with the consent of the holders of a majority in interest of the Converted Shares. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

        12. Amendments. This Agreement may be amended by and shall be effective upon the receipt of the written consent, which consent may not be unreasonably withheld, of: (i) the Company, (ii) the holders of a majority in interest of the Converted Shares and (iii) the Employee.

        13. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

        14. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.


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

        15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        16. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

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                                       5

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                AMERICAN INTERNET CORPORATION

                                By:
                                   ---------------------------------------
                                Title:
                                      ------------------------------------
                                INVESTORS:

                                COMMONWEALTH CAPITAL
                                VENTURES L.P.,

                                By: Commonwealth Venture Partners L.P.,

                                    its General Partner

                                By:                 *
                                   ---------------------------------------
                                    Jeffrey M. Hurst,
                                    General Partner

                                CHARLES RIVER PARTNERSHIP VII
                                A LIMITED PARTNERSHIP

                                By: Charles River VII GP Limited
                                    Partnership, as General Partner

                                By:                 *
                                   ---------------------------------------
                                    Title: General Partner

                                MATRIX PARTNERS IV, L.P.

                                By:                 *
                                   ---------------------------------------
                                    Timothy A. Barrows,
                                    General Partner

                                MATRIX IV ENTREPRENEURS
                                  FUND L.P.

                                By:                 *
                                   ---------------------------------------
                                    Timothy A. Barrows,
                                    General Partner

                                                    *
                                   ---------------------------------------
                                   Alexander D'Arbeloff

                                                    *
                                   ---------------------------------------
                                   Steve Finn


                                                    *
                                   ---------------------------------------
                                   Gardner Hendrie


                                                    *
                                   ---------------------------------------
                                   James P. Masciarelli


                                   EMPLOYEE:


                                   ---------------------------------------
                                   <<Full Name>>


*By:
    ----------------------------
    Robert T. Brennan/Frederic D. Shea
    Attorney-in-fact

                                                                      Schedule I

SCHEDULE OF INVESTORS

Commonwealth Capital Ventures, L.P.
20 Williams Street
Wellesley, MA 02181
FAX: (617) 235-8627

Matrix Partners IV, L.P.
Bay Colony Corporate Center
1000 Winter Street
Suite 4500
Waltham, MA 02154
FAX: (617) 890-2288

Matrix IV Entrepreneurs Fund, L.P.
Bay Colony Corporate Center
I 000 Winter Street
Suite 4500
Waltham, MA 02154
FAX: (617) 890-2288

Charles River Partnership VII, a Limited Partnership
Bay Colony Corporate Center
1000 Winter Street
Suite 3300
Waltham, MA 02154
FAX: (617) 487-7065

Steven Finn
2 Barry Drive
Framingham, MA 01701
FAX: (617) 422-2910

James P. Masciarelli
Archer Consulting
57 Main Street
Gloucester, MA 01930
FAX: (508) 283-9388


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Gardner Hendrie
Sigma Partners
300 Commercial Street
Suite 705
Boston, MA 02109
FAX: (508) 303-3779

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